Exhibit 99.2

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, COO and CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Director, Investor Relations
(415) 616-8754

Erica Gutierrez
Investor Relations Administration
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Authorizes Additional $150 Million Stock Repurchase Program

San Francisco, CA, January 15, 2008 — Williams-Sonoma, Inc. (NYSE: WSM) today announced that its Board of Directors has authorized the repurchase of an additional $150 million of the company’s common stock.

The stock repurchase program authorizes the purchase of an additional $150 million of the company’s common stock through open market and privately negotiated transactions, at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, capital availability, and other market conditions. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.

This authorization supplements the company’s existing stock repurchase program. There are 279,389 shares remaining to be purchased under the 5 million share stock repurchase authorization approved in March 2007. As of November 25, 2007, there were approximately 106,076,900 shares of the company’s common stock outstanding. Since January 2003, the company has repurchased a total of approximately 20,221,000 shares at an approximate cost of $651 million.

Howard Lester, Chairman and Chief Executive Officer, commented, “I am pleased to announce that our board has increased our stock repurchase authorization by an additional $150 million, supplementing our March 2007 authorization. During this fiscal year, we have already returned $184 million in cash to our shareholders through share repurchases. As I have said before, despite current market conditions, we are approaching our future with ongoing confidence, not only from a growth and profit-enhancement point of view, but also from a free cash flow standpoint. Based on this confidence and our strong cash position today, we believe this is an ideal time to further demonstrate our commitment to returning capital to our shareholders by authorizing the repurchase of additional shares.”

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to our stock repurchase program, future growth, profit enhancement, and projected cash flow.

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The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include accounting adjustments as we close our books for the fourth quarter of 2007; new interpretations of current accounting rules; changes to current accounting rules; changes in tax laws applicable to cash dividends or share repurchases; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; construction and other delays in store openings; competition from companies with concepts or products similar to our concepts and products; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management commensurate with customer demand; our ability to anticipate and manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, economic, political, competitive and other conditions beyond our control; construction delays on infrastructure projects based on weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; our ability to control employment, occupancy and other operating costs; our ability to improve and control our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended January 28, 2007, all quarterly reports on Form 10-Q for the following fiscal quarters, and all subsequent current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing six distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, PBteen, West Elm, and Williams-Sonoma Home – are marketed through 597 stores, seven mail order catalogs and six e-commerce websites.

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